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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2017

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (04/17)

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Item 7.01          Regulation FD Disclosure.
Dean Krutty, Arotech Corporation’s Executive Vice President – North American Operations and acting CEO, will be presenting at the B. Riley & Co. 18th Annual Investor Conference on Wednesday, May 24, 2017 at 9:00 a.m. Pacific Time. The conference will be held May 24-25, 2017 at Lowes Santa Monica Beach Hotel in Santa Monica, California. A copy of the visual presentation he will use in connection with his remarks is being furnished as Exhibit 99.1 to this report.
The information included in the attached Exhibit is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01          Financial Statements and Exhibits.
As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:
Exhibit Number	Description
99.1	Spring 2017 Management Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AROTECH CORPORATION
(Registrant)
/s/ Yaakov Har-Oz
Name:	Yaakov Har-Oz
Title:	Senior Vice President and General Counsel
Dated:          May 24, 2017